Exhibit 99.3

Emmaus Life Sciences Receives Notice of Nasdaq Delisting

Following Merger with MYnd Analytics

-- Emmaus to Appeal Nasdaq Staff’s Determination --

Torrance CA, July 22, 2019 - Emmaus Life Sciences, Inc. (Nasdaq: EMMA), a leader in sickle cell disease treatment, announced today that it received a notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market indicating that the company is not compliant with the $5 million minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”) for continued listing of Emmaus common stock on The Nasdaq Capital Market. The Notice also indicated that the company is not compliant with the 400 minimum Round Lot holder requirement under Nasdaq Listing Rule 5515(a)(1) for continued listing of Emmaus warrants listed under the ticker symbol “EMMAW.” As previously disclosed, Emmaus anticipates filing a Form 25 to voluntarily delist the warrants. The delisting would take place 10 days thereafter, at which time the warrants are expected to be eligible for quotation on the OTC market.

On July 17, Emmaus and MYnd Analytics, Inc. jointly announced they completed a merger transaction. MYnd Analytics, formerly traded on Nasdaq under the ticker symbol “MYND,” changed its name to Emmaus Life Sciences, Inc. and the formerly privately-owned Emmaus Life Sciences, Inc. changed its name to EMI Holding, Inc., and became a wholly owned operating subsidiary of the merged company.

The Notice stated that Nasdaq plans delist the common stock and the warrants on July 30, 2019 unless Emmaus timely requests an appeal of the Staff’s determination as described below. The Notice indicated that Emmaus may appeal the Staff’s determination before a Nasdaq appeals board by 4:00 P.M. Eastern time on July 26, 2019. The Notice also indicated that, if Emmaus does not request an appeal, the common stock and the warrants may be eligible to continue to be quoted on the OTC Market or in the “Pink Sheets.”

Emmaus intends to timely file a request for an appeal of the Staff’s determination and to take actions necessary to satisfy the Minimum Stockholders’ Equity Requirement. There can be no assurance, however, that the appeal will be successful or that Emmaus will be able to satisfy this requirement. If the appeal is unsuccessful and the common stock is eventually delisted, it would be likely to have a material adverse effect on the market for the common stock and any trading prices of the common stock.

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. For more information, please visit www.emmauslifesciences.com.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made, and Emmaus assumes no duty to update forward-looking statements. In addition to factors previously disclosed in Emmaus’ reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the risk that the Emmaus common stocks and warrants will be delisted from The Nasdaq Capital Market, which could have a material adverse effect on the marketability and any trading prices of the company’s securities.

Company Contact: Investor Relations Contact:

Emmaus Life Sciences, Inc. PondelWilkinson Inc.

Joseph (Jay) C. Sherwood III Roger Pondel/Laurie Berman
Chief Financial Officer Tel: (310) 279-5980

Tel: (310) 214-0065, Ext. 3005 Email: EMMA@pondel.com

Email: jsherwood@emmauslifesciences.com

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